UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2020

RYDER SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11690 NW 105th Street		33178
Miami,	Florida	Zip Code
(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 500-3726

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	R	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Compensation Arrangements of Certain Officers
        As previously reported on August 29, 2019, Mr. Diez was appointed President - Global Fleet Management Solutions.  In connection with his new role, on February 6, 2020, the Compensation Committee of the Board of Directors (“Compensation Committee”) approved an increase in Mr. Diez’s target long-term incentive compensation (“LTIP”) grant from $950,000 to $1,350,000 (of which 40% will be time-vested restricted stock rights ("TVRSRs") and 60% will be performance based restricted stock rights ("PBRSRs")).  This grant is equivalent to the target amount granted to Mr. Diez’s predecessor in this role.
        As previously reported on August 29, 2019, Mr. Sensing assumed the leadership responsibilities for Dedicated Transportation Solutions in addition to his current role as President of Supply Chain Solutions.  In connection with this expansion of responsibilities, on February 6, 2020, the Compensation Committee also approved an increase in Mr. Sensing’s target LTIP from $950,000 to $1,200,000 (of which 40% will be TVRSRs and 60% will be PBRSRs).

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
104	Cover Page Interactive Data File - The Cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2020	RYDER SYSTEM, INC. (Registrant)
	By:	/s/ Alena S. Brenner
Alena S. Brenner Vice President and Deputy General Counsel